UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 1, 2019

Date of Earliest Event Reported: May 1, 2019

MID-CON ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2431 E. 61st Street, Suite 850
Tulsa, Oklahoma

(Address of principal executive offices)

74136

(Zip code)

(918) 743-7575

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On May 1, 2019, Mid-Con Energy Partners, LP (the “Partnership”) issued a press release announcing its earnings for the first quarter ended March 31, 2019.  A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference herein.

The information disclosed in this Item 2.02, and in item 7.01 below, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure

On May 1, 2019, the Partnership issued a press release announcing its earnings for the first quarter ended March 31, 2019.  Additionally, the Partnership announced a cash distribution for its Class A Convertible Preferred Units and Class B Convertible Preferred Units (collectively, the “Preferred Units”) as further described below and in the press release.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Events

On May 1, 2019, the Board of Directors of the general partner of the Partnership declared a cash distribution for its Preferred Units for the first quarter ended March 31, 2019, according to terms outlined in the Partnership Agreement.  A cash distribution of $0.0430 per Class A Preferred Unit, and $0.0306 per Class B Convertible Preferred Unit will be paid on May 15, 2019 to holders of record as of the close of business on May 7, 2019.

Item 9.01	Financial Statements and Exhibits

(d)Exhibits

99.1Press release dated May 1, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
		By:	Mid-Con Energy GP, LLC
its general partner

Dated:	May 1, 2019	By:	/s/Charles L. McLawhorn, III
Charles L. McLawhorn, III
Vice President, General Counsel and Secretary